                                                                EXHIBIT 10(a)



                              CLEVELAND-CLIFFS INC
                              --------------------

                            VOLUNTARY NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 1995)
                  --------------------------------------------

                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------
                 1.1 STATEMENT OF PURPOSE; EFFECTIVE DATE. This is the Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan (the "Plan") made in the form of this Plan and in related agreements between an Employer and certain management and highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employers with the option to defer the receipt of a portion of their regular compensation or bonuses payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and key managers of the Employers. The Plan, originally effective as of June 1, 1989, as amended, is amended and restated as of January 1, 1995.


                                   ARTICLE II
                                   ---------

                                  DEFINITIONS
                                  -----------

                 When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

                 2.1 ACCOUNT. "Account" means the sum of a Participant's Deferral Account and Matching Account under the Plan.

                 2.2 BASE SALARY. "Base Salary" means a Participant's base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code.

                 2.3 BENEFICIARY. "Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

                 2.4  BOARD.  "Board" means the Board of Directors of the
Company.
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                                                                               2





                 2.5 BONUS. "Bonus" means a Participant's annual bonus paid by an Employer to a Participant under the Cleveland-Cliffs Inc Management Performance Incentive Plan without regard to any decreases as a result of an election to defer all or any portion of a bonus under this Plan, or an election between benefits or cash provided under a plan of an Employer maintained pursuant to Section 401(k) of the Code.

                 2.6 CHANGE IN CONTROL. "Change in Control" means the date on which any of the following is effective:

                 (a) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

                 (b) The Company shall sell or transfer to one or more persons, corporations or entities, in a single transaction or a series of related transactions, more than one-half of the assets accounted for on the Statement of Consolidated Financial Position of the Company as "properties" or "investments in associated companies" (or such replacements for these accounts as may be adopted from time to time) unless by an affirmative vote of two-thirds of the members of the Board of Directors, the transaction or transactions are exempted from the operation of this provision based on a good faith finding that the transaction or transactions are not within the intended scope of this definition for purposes of this instrument;

                 (c)  A person, within the meaning of Section 3(a)(9) or of
         Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

                 (d) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors
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                                                                               3




         of the Company on the date of the beginning of any such period.

                 2.7 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

                 2.8  COMMITTEE.  "Committee" has the meaning set forth in
Section 8.1.

                 2.9 COMPANY. "Company" means Cleveland-Cliffs Inc and any successor thereto.

                 2.10 COMPENSATION. "Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each calendar year.

                 2.11 DECLARED RATE. "Declared Rate" for any period means the Moody's Corporate Average Bond Yield, as adjusted on the first business day of each January, April, July and October.

                 2.12 DEFERRAL ACCOUNT. "Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for (i) the amount of Compensation that each Participant elects to defer under the Plan, (ii) an Employment Agreement Contribution (if any) made on behalf of a Participant, and (iii) the amount of interest credited thereto for each Participant pursuant to Article V.

                 2.13 DEFERRAL BENEFIT. "Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

                 2.14 DETERMINATION DATE. "Determination Date" means a date on which the amount of a Participant's Account is determined as provided in
Article V. The 15th day and the last day of each month shall be a Determination Date.

                 2.15 ELIGIBLE EMPLOYEE. "Eligible Employee" means a senior corporate officer of the Company or a full-time salaried employee of an Employer who has a Management Performance Incentive Plan Salary Grade EX-28 or above.

                 2.16 EMERGENCY BENEFIT. "Emergency Benefit" has the meaning set forth in Section 6.2.

                 2.17  EMPLOYER.  "Employer" means, with respect the
Participant, the Company or the Selected Affiliate which pays such
Participant's Compensation.
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                                                                               4




                 2.17A EMPLOYMENT AGREEMENT. "Employment Agreement" means a written agreement between an Employer and an Eligible Employee that provides for the deferral of compensation, and that may also provide for vesting, the crediting of earnings and other terms and conditions with respect to such deferred compensation.

                 2.17B EMPLOYMENT AGREEMENT CONTRIBUTION. "Employment Agreement Contribution" means any amount contributed to the Plan by an Employer pursuant to an Employment Agreement.

                 2.18 MATCHING ACCOUNT. "Matching Account" means the account maintained on the books of an Employer for the purpose of accounting for the Matching Amount and for the amount of interest credited thereto for each Participant pursuant to Article V.

                 2.19 MATCHING AMOUNT. "Matching Amount" means the amount credited to a Participant's Matching Account under Section 4.3.

                 2.20 MATCHING PERCENTAGE. "Matching Percentage" means the matching contribution percentage in effect for a specific Plan Year under the Savings Plan.

                 2.21 PARTICIPANT. "Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement as provided in
Section 3.2.

                 2.22 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

                 2.23 PLAN. "Plan" means the Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan, as amended from time to time.

                 2.24 PLAN YEAR. "Plan Year" means a twelve-month period commencing January 1 and ending the following December 31.

                 2.25 SAVINGS PLAN. "Savings Plan" means, with respect to a Participant, the Cliffs and Associated Employers Salaried Employees Supplemental Retirement Savings Plan for which he is eligible to contribute.

                 2.26 SELECTED AFFILIATE. "Selected Affiliate" means (1) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the chain owns or controls, directly or indirectly, stock possessing not less than 50 per cent of the total combined voting power of all classes of stock in one of the other corporations, or (2) any partnership or joint venture in
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                                                                               5




which one or more of such corporations is a partner or venturer, each of which shall be selected by the Committee.


                                  ARTICLE III
                                  -----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

                 3.1 ELIGIBILITY. Eligibility to participate in the Plan for any Plan Year is limited to those Eligible Employees who have elected to make the maximum elective contributions permitted them under the terms of the Savings Plan for such Plan Year.

                 3.2 PARTICIPATION. Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee, or on whose behalf an Employment Agreement Contribution is made to the Plan by an Employer. A properly completed and executed Participation Agreement shall be filed on or prior to the December 31 immediately preceding the Plan Year in which the Participant's participation in the Plan will commence. The election to participate shall be effective on the first day of the Plan Year following receipt by the Committee of the Participation Agreement. In the event that an Eligible Employee first becomes eligible to participate in the Plan or first commences employment during the course of a Plan Year, a Participation Agreement shall be filed with the Committee not later than 30 days following his eligibility date or date of employment. Each Participation Agreement shall be effective only with regard to Compensation earned and payable following the later of the effective date of the Participation Agreement or the date the Participation Agreement is filed with the Committee.

                 3.3 TERMINATION OF PARTICIPATION. A Participant may elect to terminate his or her participation in the Plan by filing a written notice thereof with the Committee. The termination shall be effective at any time specified by the Participant in the notice but not earlier than the first day of the Plan Year immediately succeeding the Plan Year in which such notice is filed with the Committee. Amounts credited to such Participant's Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive interest on, and otherwise governed by, the terms of the Plan.

                 3.4 INELIGIBLE PARTICIPANT. Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended
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                                                                               6




("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall make an immediate lump sum payment to the Participant equal to the vested amount credited to his Account. Upon such payment no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Account will be deemed to be cancelled.


                                   ARTICLE IV
                                   ----------

                            DEFERRAL OF COMPENSATION
                            ------------------------

                 4.1 AMOUNT OF DEFERRAL. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of his or her Compensation, provided the amount the Participant elects to defer under this Plan and the Savings Plan shall not exceed, in the aggregate, the sum of 25% of his or her Base Salary net of such Participant's pretax elective deferrals under the Savings Plan, if any, plus 100% of his or her Bonus. A Participant may choose to have amounts deferred under this Plan deducted from his Base Salary, Bonus or a combination of both. A Participant may change the percentage of his or her Compensation to be deferred by filing a written notice thereof with the Committee. Any such change shall be effective as of the first day of the Plan Year immediately succeeding the Plan Year in which such notice is filed with the Committee. Notwithstanding the foregoing, any Employment Agreement Contribution shall be deferred in accordance with the terms of the Employment Agreement.

                 4.2 MATCHING AMOUNTS. An Employer shall provide Matching Amounts under this Plan with respect to each Participant who is eligible to be allocated matching contributions under the Savings Plan. The total Matching Amounts under this Plan on behalf of a Participant for each Plan Year shall not exceed (i) the Matching Percentage of the Compensation deferred by a Participant under Section 4.1, up to a maximum of 7% of Compensation, less (ii) the Employer matching contributions allocated to the Participant under the Savings Plan for such Plan Year.

                 4.3 CREDITING DEFERRED COMPENSATION, MATCHING AMOUNTS AND EMPLOYMENT AGREEMENT CONTRIBUTIONS. The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account semi-monthly. The amount of the Employment Agreement
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                                                                               7




Contribution (if any) contributed for a Participant shall be credited by the Employer to the Participant's Deferral Account in accordance with the terms of the Employment Agreement. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's deferred Compensation or Employment Agreement Contribution pursuant to any state, federal or local law, such amounts shall be withheld from the Participant's Compensation before such amounts are credited hereunder. The Matching Amount under the Plan for each Participant shall be credited by the Employer at the same time that matching contributions are allocated under the Savings Plan.


                                   ARTICLE V
                                   ---------

                                BENEFIT ACCOUNTS
                                ----------------

                 5.1 INVESTMENT OF ACCOUNTS. As soon as practicable after the crediting of any amount to a Participant's Account, the Company may, in its sole discretion, direct that the Company invest the amount credited, in whole or in part, in such property (real, personal, tangible or intangible), other than securities of the Company, (collectively the "Investments"), as the Committee shall direct, or may direct that the Company retain the amount credited as cash to be added to its general assets. The Committee may, but is under no obligation to, direct the investment of amounts credited to a Participant's Account in accordance with requests made by the Participant and communicated to the Committee. Earnings from Investments shall be credited to a Participant's Account and shall be reinvested, as soon as practicable, in the manner provided above. The Company shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of the Company. The Company, under the direction of the Committee, shall have the unrestricted right to sell any of the Investments included in any Participant's Account, and the unrestricted right to reinvest the proceeds of the sale in other Investments or to credit the proceeds of the sale to a Participant's Account as cash. Amounts credited to a Participant's Account that are not invested in Investments shall be credited to a Participant's Account as cash.

                 5.2  DETERMINATION OF ACCOUNT.  As of each Determination Date, a Participant's Account shall consist of the following: (i) the balance of the Participant's Account as of the immediately preceding Determination Date, plus
(ii) the Participant's deferred Compensation, Matching Amounts and Employment Agreement Contribution (if any) credited pursuant to Section 4.3 since the immediately preceding Determination Date and any earnings and/or income credited to such amounts pursuant
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                                                                               8




to Sections 5.1 and 5.3 as of such Determination Date, minus (iii) any losses or other diminution in the value of assets in such Account since the immediately preceding Determination Date, minus (iv) the aggregate amount of distributions, if any, made from such Participant's Account since the immediately preceding Determination Date.

                 5.3 CREDITING OF INTEREST. As of each Determination Date, the amounts credited to a Participant's Account as cash shall be increased by the amount of interest earned since the immediately preceding Determination Date. Interest shall be credited at the Declared Rate as of such Determination Date based on the balance of the cash amounts credited to the Account since the immediately preceding Determination Date, but after such Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Determination Date applicable to a Participant's Account shall be deemed earned ratably over such period.

                 5.4 STATEMENT OF ACCOUNTS. The Committee shall cause to be kept a detailed record of all transactions affecting each Participant's Account and shall provide to each Participant, within 120 days after the close of each Plan Year, a written statement setting forth a description of the Investments in such Participant's Account and the cash balance, if any, of such Participant's Account as of the last day of the preceding Plan Year and showing all adjustments made thereto during such Plan Year.

                 5.5 VESTING OF ACCOUNT. Subject to the provisions of any Employment Agreement relating to an Employment Agreement Contribution (if any), a Participant shall be 100% vested in his or her Account at all times.


                                   ARTICLE VI
                                   ----------

                              PAYMENT OF BENEFITS
                              -------------------

                 6.1 PAYMENT OF DEFERRAL BENEFIT ON TERMINATION OF SERVICE OR DEATH. Upon the earlier of (i) termination of service of the Participant as an employee of the Employer and all Selected Affiliates, for reasons other than death, or (ii) the death of a Participant, the Employer shall, in accordance with this Article VI, pay to the Participant or his Beneficiary, as the case may be, a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed.
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                                                                               9




                 6.2 EMERGENCY BENEFIT. In the event that the Committee, upon written petition of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Emergency Benefit"), but not exceeding the aggregate balance of such Participant's vested Deferral Account and Matching Account as of the date of such payment. For purposes of this Section 6.2, an "unforeseeable financial emergency" shall mean an unexpected need for cash arising from an illness, disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Emergency Benefit.

                 6.3 IN-SERVICE DISTRIBUTION. A Participant may elect to receive an in-service distribution of his or her deferred Compensation beginning at any time at least four years after the date such Compensation otherwise would have been first payable. A Participant's election for an in-service distribution shall be filed in writing with the Committee before the date his or her deferred Compensation otherwise would have been first payable. The Participant may elect to receive such Compensation as an in-service distribution as provided in Section 6.4(a); provided, however, that Section 6.4(b) of the Plan shall not apply to an in-service distribution. Any benefits paid to the Participant as an in-service distribution shall reduce the amount of Deferral Benefit otherwise payable to the Participant under the Plan.

                 6.4  FORM OF PAYMENT.

                 (a)  The Deferral Benefit payable pursuant to
         Section 6.1 or Section 6.3 shall be paid in one of the following forms, as elected by the Participant in his or her Participation Agreement or by written notice as provided in subsection (b) below:

                                  (1)  Annual payments of a fixed amount which
                 shall amortize the vested Account balance, or the in-service distribution portion thereof, as of the payment commencement date elected by the Participant over a period not to exceed ten years (together, in the case of each annual payment, with interest thereon credited after the payment commencement date pursuant to Section 5.2).

                                  (2)  A lump sum.

                                  (3) A combination of (1) and (2) above. The Participant shall designate the percentage payable under each option.

                 (b) The Participant's election of the form of payment shall be made by written notice filed with the Committee at least one (1) year prior to the Participant's voluntary termination of employment with, or retirement from, the Company and any affiliate of the Company, whether or not such affiliate is a Selected Affiliate. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Committee; provided that any election made less than one (1) year prior to the Participant's voluntary termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election.

                 (c) The amount of each installment shall be equal to the quotient obtained by dividing the Participant's Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

                 (d) If a Participant fails to make an election in a timely manner as provided in this Section 6.4, distribution shall be made in cash in ten (10) annual installments.

                 (e) A Participant's Deferral Benefit (or the remaining portion thereof if payment to the Participant had commenced) shall be distributed to his or her Beneficiary in the form of a single lump sum payment following his or her death.

                 6.5  COMMENCEMENT OF PAYMENTS.  Commencement of payments under
Section 6.1 of the Plan shall begin as soon as practicable, and in accordance with the payment commencement date elected by the Participant, following receipt of notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under the Plan. Thereafter, a Participant who has elected the installment form pursuant to Section 6.4(a) shall be permitted to make an election to receive the balance of his Deferral Benefit in the form of a lump sum payment if (and only if) the balance of his Deferral Benefit is reduced by ten percent (10%).

                 6.6 SMALL BENEFIT. In the event the Committee determines that the balance of the Participant's Account is less than $50,000 at the time of commencement of payments, the Employer may pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account, or the portion thereof payable to a beneficiary.


                                  ARTICLE VII
                                  -----------

                            BENEFICIARY DESIGNATION
                            -----------------------

                 7.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Deferral Benefit. Any Beneficiary designation shall be made in a written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

                 7.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

                 7.3 NO DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

                 7.4 EFFECT OF PAYMENT. Payment to a Participant's Beneficiary (or, upon the death of a Beneficiary, to the Beneficiary's estate) shall completely discharge the Employer's obligations under the Plan.


                                  ARTICLE VIII
                                  ------------

                                 ADMINISTRATION
                                 --------------

                 8.1 COMMITTEE. The administrative committee for the Plan (the "Committee") shall be those members of the Compensation Committee of the Board who are not Participants, as long as there are at least three such members. If there are not at least three such non-participating persons on the Compensation Committee, the chief executive officer of the Company shall appoint other non-participating Directors or Company officers to serve on the Committee. The Committee shall supervise the administration and operation of the Plan, may from time to time adopt rules and procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan.

                 8.2 AGENTS. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-today administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

                 8.3 BINDING EFFECT OF DECISIONS. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

                 8.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.


                                   ARTICLE IX
                                   ----------

                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

                 9.1 AMENDMENT. The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

                 9.2 TERMINATION. The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, the earnings from Investments credited to a Participant's Account under Section 5.1, the interest on cash

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amounts credited to a Participant's Account under Section 5.3, or the timing or method of distribution of a Participant's Account, without the Participant's prior written consent.


                                   ARTICLE X
                                   ---------

                                MISCELLANEOUS
                                -------------

                 10.1 FUNDING. Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall create an irrevocable trust to hold funds to be used in payment of the obligations of Employers under the Plan, and the Company shall fund such trust in an amount equal to no less than the total value of the Participants' Accounts under the Plan as of the Determination Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.

                 10.2 NONASSIGNABILITY. No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), other than the surviving spouse of any deceased Participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Secretary of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "Terminated Participant").

                 As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

                 10.3 LEGAL FEES AND EXPENSES. It is the intent of the Company and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee's entering into an attorney-client relationship with such counsel, and in that connection the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel. The Employer shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Eligible Employee as a result of the Employer's failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof.

                 10.4 CAPTIONS. The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

                 10.5 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio.

                 10.6 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company, its selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such corporation or other business entity.

                 10.7 RIGHT TO CONTINUED SERVICE. Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

                 10.8 PRIOR PLAN PROVISIONS. The provisions of the Plan in effect prior to January 1, 1995 shall govern periods prior to such date.

         Executed this 24th day of February, 1995.


                                               CLEVELAND-CLIFFS INC



                                               By: /s/ Richard F. Novak
                                                  ------------------------------

                                                  Vice President-Human Resources